Exhibit 99.1

Remarks of the Chair and the Chief Executive
Prepared for the Annual Meeting of Stockholders
November 20, 2024
CHAIR:
Since News Corp was established in 2013, the company has undergone a substantive and significant transformation into a digitally driven global news and information powerhouse. We have seen the impact of that transformation in our results, and fiscal 2024 is no exception. The strength of our performance is a testament to the continued progress we have made on a global scale, including the record-setting first quarter results that were shared on our earnings call earlier this month.
We remain dedicated to providing value to our shareholders, employees, customers and consumers, and we are grateful to those who are invested in the work we do each day to inform and to inspire. Our teams around the world make it possible for us to bring world-class content and products to life and deliver quality data, information and entertainment to millions.
This year, we joined forces with OpenAI in a global partnership that will help bring News Corp’s content to new audiences, further acknowledging its value. The agreement is a fine moment for journalism and technology that affirms the commercial and social importance of journalists and journalism.
We are also sincerely grateful to the U.S. government and others who helped secure freedom for The Wall Street Journal’s Evan Gershkovich. His release is a reminder that we must never waver in fighting for the role of a free press.
Before we turn to Robert, I also want to give special recognition to our Chief Financial Officer, Susan Panuccio. Those listening to our most recent earnings call would also have heard that Susan will be leaving her role at the end of the year after two successful decades as part of the News Corp family, including nearly eight years in her current role as global CFO.
Her steadfast leadership has been critical during a time of expansion and transformation, and her achievements speak for themselves: record results, healthy free cash flow—not to mention strategic investments that have fueled tremendous growth across our core pillars. Susan has our sincere appreciation for her many years of service, which will no doubt continue to reap rewards for the company well into the future.
And we look forward to welcoming Lavanya Chandrashekar as our new CFO in January.
I also want to congratulate Kelly Ayotte on her victory in New Hampshire. My father and I have been incredibly grateful for her counsel and contributions over the last seven years, and we wish her the very best as she returns to public office as Governor of New Hampshire.

CHIEF EXECUTIVE:
Fiscal 2024 was a successful year on multiple fronts, and I am incredibly proud of all that our team achieved. We continued our profound digital transformation and focused on bringing our world-class content to new platforms and ensuring a premium for our work in the AI age. We also delivered robust earnings growth and generated substantial shareholder value. In fact, fiscal 2024 ended with our most profitable fourth quarter on record, and we believe the company’s prospects are patently propitious.
For the year, Total Segment EBITDA rose 8% to $1.54 billion, inspired by growth across our core pillars – Book Publishing, Digital Real Estate Services and Dow Jones, where profitability and revenue flourished. Overall revenues for the year rose 2% to $10.09 billion, while net income expanded by a robust 89% to $354 million. In News Media, our profile and impact have surely grown over the past year, when many news organizations lost the plot, editorially and commercially. The collapse of old and new media titles is in stark contrast to our thriving mastheads and our intrepid journalists.
The year was punctuated by several consequential matters for the company. Our landmark agreement with OpenAI is not only expected to be lucrative but will enable us to work closely with a trusted pre-eminent partner to fashion a future for professional journalism and for provenance. The partnership is already fructifying, and we are working with other AI-related companies to ensure that our premium content receives the premium it deserves.
We are certainly not complacent, and we continue to review our portfolio with a clear view to maximizing returns for shareholders and enhancing long-term growth.
Before discussing our segment performance, I would like to echo Lachlan’s gratitude to all those who contributed to the emancipation of Evan Gershkovich. Our thanks go to our leaders at Dow Jones, Emma Tucker and Almar Latour, and to all at News Corp who campaigned vigorously for Evan’s release. We acknowledge the sterling work of the U.S. government, and the role of several other enlightened governments whose divine interventions were crucial.
Turning now to our fiscal 2024 performance, Digital Real Estate posted a resounding result, mainly driven by REA, where listings flourished, while revenues expanded substantially at REA India.
In the United States, revenues for Move decreased this year, primarily due to elevated mortgage rates, which undermined transaction volumes, but we saw revenue growth in seller, new homes and rentals. The company has invested in improving the user experience and building the brand ahead of the inevitable decline in mortgage rates and concomitant rise in liquidity.
Progress at Dow Jones continued, with revenues rising strongly for both Dow Jones Risk & Compliance and Dow Jones Energy. In fact, fiscal 2024 was a pivotal moment in the history of the company, as it was the first year in which more than 50% of Dow Jones’s profitability was driven by the surging B2B business. B2B revenue has expanded at a compound annual rate of 17% over the past four years, and the margin at Dow Jones has broadened from 15% to 24%.
In that same four-year span, total subscriptions in the Consumer business have burgeoned nearly 55%, with digital subs almost doubling.
HarperCollins reported notable increases in Segment EBITDA and revenues, reflecting improved consumer demand industry-wide. Digital sales also saw notable growth, supported by increased demand for audiobooks, which saw increased revenue over the last few years and benefited from our successful partnership with Spotify.

At Subscription Video Services, streaming revenue growth largely offset broadcast declines as audiences continued to transition. We believe Foxtel is particularly well-positioned for both subscriber and advertising growth as Kayo and BINGE gained traction with their unique strengths in sports and entertainment programming. As of the fourth quarter, digital advertising represented more than 40% of Foxtel’s total advertising.
Broadcast ARPU grew, while churn has been declining, and Foxtel continued to generate strong cash flow from monetization of long-term sports rights across multiple platforms.
The quality of our journalism in the News Media segment was a prime motivator for OpenAI, with whom we are genuinely proud to partner. Leaders from both companies are working together to improve the flow of trustworthy information and develop contemporary distribution channels. Those learnings will be deployed in newsrooms around the world to strengthen our journalists’ understanding of how the digital reading experience and content consciousness are evolving.
We are in the midst of a restructuring in Australia designed to enhance our digital prowess, while the New York Post was again profitable, after decades of chronic losses.
News UK saw an improved profit contribution this year, as we benefitted from lower newsprint costs, increased digital subscriptions, cover price rises and lower television expenses.
Our strong results would not have been possible without the leadership of our Chair, Lachlan Murdoch, and we recognize our Chairman Emeritus, Rupert Murdoch, and all he has achieved for News Corp, journalism and society.
And of course, I must pay tribute to my colleague, friend and our CFO of nearly eight years, Susan Panuccio, who will be departing her role in January. The positive impact of Susan’s leadership in News Corp’s transformation cannot be overstated, and she is leaving a company that has been reporting record profitability. We are thrilled to welcome Lavanya Chandrashekar to News Corp as our CFO early next year.
I also want to salute Kelly Ayotte, who is leaving our Board to become the next Governor of New Hampshire. Her thoughtful, principled leadership has been instrumental in guiding News Corp, and New Hampshire’s gain is certainly our loss.
The company’s success has been built on a tradition of creativity, curiosity and integrity. Our success would be impossible without the efforts of all our employees and our shareholders. We are acutely conscious of our responsibility to generate value and provide robust returns to those who have invested both money and faith in News Corp.

Cautionary Statement Concerning Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.